AGREEMENT BY AND BETWEEN
        SOUTHWIN FINANCIAL LTD., AND UNICO, INC.
        ----------------------------------------
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     This Agreement ("Agreement") entered into June 25,
1999, is by and between SOUTHWIN FINANCIAL, LTD., a Belize Corporation (hereinafter referred to as "Seller"), and
UNICO, INC., a Delaware Corporation ("Purchaser") X-Corp., (hereinafter referred to as "X-Corp") and Y-Corp., (hereinafter referred to as "Y-Corp").
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                       Recitals
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     WHEREAS, Southwin Financial Ltd., believes it to be in
the best interests of its shareholders who own all of the authorized, issued and outstanding 40,027,951 shares of the Common Stock of Silver Valley Energy, Inc., a Texas Corporation, (hereinafter referred to as "SVE") to sell these shares to the Purchaser,
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     WHEREAS, the Purchaser believes it will be in the best
interest to its business and in the best interest of its shareholders, to acquire the 40,027,951 shares (hereinafter referred to as the "Shares") of the authorized and issued shares of the Seller, and
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     WHEREAS, Purchaser agrees to reverse split one for
three (1:3) its currently issued and outstanding 6,331,817 shares of Common Stock, par value $.01, and thereafter issue 1,080,000 restricted new shares, par value $.01 to Seller and/or assigns or nominees, and 3,500,000 restricted new shares, par value $.01 to Y-Corp. in consideration for SVE,
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     WHEREAS, X-Corp. assigns 120,000 free trading shares,
par value $.01 to Seller or its designees, and
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     WHEREAS, Purchaser will, based upon this transaction,
within 90 days from the date of this Agreement, maintain a minimum bid price not less than $2.00 per share for its common stock, listed on NASD-OTC.
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     NOW, THEREFORE, In consideration of the mutual promises
of the parties; in reliance on the representations, warranties, covenants, and conditions contained in this Agreement; and for other good and valuable considerations, the parties agree as follows:
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1)     Sale of Assets
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Seller agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase or accept
from Seller, Forty million Twenty-Seven Thousand Nine
Hundred Fifty One (40,027,951) shares of the authorized and issued Common Stock of Silver Valley Energy, Inc.
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2)     Consideration
       -------------
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In consideration of the sale and transfer of the Shares of
Silver Valley Energy, Inc., and the representations, warranties, and covenants of Seller set forth in this Agreement, Purchaser shall issue to Seller, or its nominees,
(i) One Million Eighty Thousand (1,080,000) restricted 144 shares of Purchaser's Common Stock (hereinafter referred to as ("Restricted Securities") to be restricted from sale by Seller for a period of one (1) year from the date of closing; (ii) Three million Five Hundred Thousand (3,500,000) restricted 144 shares of the Purchaser's Common Stock to Y-Corp; (iii) X-Corp., shall transfer to Seller, or its designees, One Hundred Twenty Thousand (120,000) free trading shares of Purchasers' Common Stock as follows:
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     (a)     One Hundred and Twenty Thousand (120,000) of
the free trading shares shall be lodged with a Brokerage
Firm of Sellers choice without restrictions for sale, with all the proceeds from any sale going to Seller or its assigns.
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     (b)     The 120,000 free trading shares shall not be
subject to a stock split reversal for a period of twelve
(12) months from the date of closing.
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     (c)     The 1,080,000 restricted shares shall not be
subject to a stock split reversal for a period of twelve
(12) months from the date of closing.
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     (d)     Share certificates delivered to the Purchaser
shall be in such denominations, amounts and names as may be requested by Seller. For the purpose herein, the restricted shares and the free trading shares are sometimes referred collectively to as (the "Securities").
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     (e)     Purchaser undertakes to change its name to
Nateko, Corp. which name has been reserved, and change its trading symbol to NTKO or similar designated trading symbol.
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3)     Representations and Warrants
       ----------------------------
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Seller represents and warrants to Buyer as follows:
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     (a)     Seller has the financial ability to bear the
economic risk of its investment in the Securities, has adequate means of providing for its current needs and contingencies, and has no need for immediate liquidity in its investment in the Securities. Further, alone or with representatives or advisors, if any, Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transaction contemplated by this Agreement.
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     (b)     Seller has had the opportunity to ask various
officers of Buyer regarding its assets, business and prospects, and has received satisfactory answers to all such questions, if any. No representative of Buyer has made any representation regarding the current or future value of the Securities, and Seller has not relied on any such representation in deciding to undertake the transaction contemplated by this Agreement. In making the decision to invest in Buyer, Seller has relied solely upon independent investigation, if any, made by him or on his behalf.
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     (c)      The Securities will be acquired by Seller in
good faith for investment purposes only, and are not being acquired with a view to, or for, a "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").
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     (d)     Seller understands agrees and covenants with
Buyer that the Restricted Securities have not been
registered under the Securities Act, and agrees that none of the Restricted Securities may be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance the Securities Act. Seller will not, directly or indirectly, voluntarily offer, sell, transfer, pledge, hypothecate or otherwise dispose of (or solicit any offers to purchase or otherwise acquire or take a pledge of) any of the Restricted Securities unless (i) registered pursuant to the provisions of the Securities Act, or (ii) an exemption from registration is available under the
Securities Act. Seller has been advised that Buyer does not have an obligation, and does not intend, to cause the Restricted Securities to be registered under the Act, or to take any action necessary for Seller to comply with any exemption under the Securities Act that would permit the Restricted Securities to be sold by Seller. Seller further understands that the Restricted Securities will bear substantially the following restrictive legend:
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   THE SHARES OF STOCK EVIDENCED HEREBY HAVE NOT BEEN
   REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") NOR QUALIFIED UNDER THE SECURITIES LAWS OF
   ANY STATES, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATIONS FOR PUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF ANY SUCH SECURITIES OR ANY INTEREST THEREIN MAY NOT BE
   ACCOMPLISHED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER
   APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO
   AN OPINION OF COUNCIL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION RE NOT REQUIRED.
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     (e)     Seller is a corporation duly organized, validly
existing and in good standing under the laws of Belize. Seller has all requisite power and authority (corporate and, when applicable, government) to own, operate, and carry on its business as now being conducted.
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     (f)     Seller is the sole owner of the 40,027,951
shares of SVE with full right to sell or dispose of the shares as Seller my choose. SVE is the owner of certain oil and gas reserves with a valuation of $40,027,951 as verified by certified petroleum geologist Joseph V. Rochefort, attached hereto as Exhibit "A". Seller neither makes nor gives any warranty or guaranty, express or implied, regarding the appraisal attached hereto as Exhibit A. Purchaser hereby discharges and indemnifies Seller against all debts, liabilities, losses or obligations made or incurred in connection with the appraisal attached hereto as Exhibit A.
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     (g)     Upon Purchasers demand, Seller undertakes to
within 30 days thereof, arrange for audit financials of SVE, including the assets described herein, as of the date of Close of this transaction pursuant to US GAAP and the requirements from the Securities and Exchange Commission for publicly listed companies. Costs for such audit at an expected amount of $2,800, will be at the sole expense by Purchaser.
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     (h)     Seller represents and warrants that the assets
described in Exhibit A are the sole assets of SVE, and when sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be fully paid and non-assessable. Seller further represents and warrants to Buyer that SVE never has had, currently not has and as of the day of Close not will have any other assets or any
liability whatsoever.
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     (i)     Seller or SVE is not in default or in violation
of any law, regulation, court order, or order of any
federal, state, municipal, foreign, or other government department, board, bureau, agency, or instrumentality, wherever located, that would materially adversely affect this agreement or future prospects.
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     (j)     There are no pending, outstanding, or
threatened claims; legal, administrative, or other proceedings; or suits, investigations, inquiries, complaints, notices of violation, judgments, injunctions, orders, directives, or restrictions against or involving Seller or SVE regarding the interests that are the subject of this Agreement, or any of Seller's or SVE's officers, directors, employees, or stockholders that will materially adversely affect Seller, SVE or this agreement.
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     (k)     Seller has full power and authority to execute,
deliver, and/or consummate this Agreement. All reports and returns required to be filed with any government and regulatory agency with respect to this transaction have been or will be property filed. Except as otherwise disclosed in this Agreement, no notice to or approval by any other person, form or entity, including governmental authorities
is required of Seller or SVE to consummate the transaction contemplated by this Agreement.
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     (l)     No representation or covenant made to Purchaser
in this Agreement nor any document, certificate, exhibit, or other information given or delivered to Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained in this Agreement or the matters disclosed in the related documents, certificates, information, or exhibits not misleading, except as otherwise stated herein.
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     (m)     Seller affirms that all of the representations
and warranties of Seller contained herein, and all information furnished by Seller to Buyer, are true, correct and compete in all respects.
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     (n)      Seller will not sell, pledge, lease mortgage,
encumber, dispose of, or agree to do any of these acts regarding any of the assets listed in this agreement.
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4)     Indemnification by Seller
       -------------------------
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     Seller agrees to indemnify and hold Buyer harmless
against, and will reimburse Buyer on demand for, any
payment, loss, cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense claim therefore) made or incurred by or asserted against Buyer in respect of any omission, misrepresentation or breach of warranty on the part of Seller contained in this Agreement.
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5)     Purchaser represents and warrants to Seller as
       follows:
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     (a)     Purchaser is a corporation duly organized,
validly existing and in good standing, under the laws of the State of Delaware. Purchaser has all requisite power and authority (corporate and, when applicable, government) to own, operate, and carry on its business as now being conducted.
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     (b)     Purchaser is the sole owner of its Restricted
Securities listed in this Agreement with full right to sell or dispose of it as purchaser may choose. X-Corp. is the sole owner of free trading Securities listed in this Agreement with full right to sell or dispose of it as herein described.
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     (c)     Purchaser is a "Reporting Issuer" and is
current in its filings with the SEC (except for Buyer's annual report of December 31, 1998 and its quarterly report for the first quarter of 1999 on Form 10-QSB and 10-KSB respectively.
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     (d)      Purchaser is not in default or in violation of
any law, regulation, court order, or order of any federal, state municipal, foreign, or other government department, board bureau, agency, or instrumentally, wherever located, that would materially affect this Agreement.
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     (e)     There are no pending, outstanding or threatened
claims; legal administrative, or other proceedings; or
suits, investigations, inquiries, complaints, notices of violation, judgements, injunctions, orders, directives, or restrictions against or involving Purchaser or X-Corp regarding the stock that is the subject of this Agreement, or any of Purchaser's officers, directors, employees, or stockholders that will materially adversely affect Purchaser or this Agreement.
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     (f)     Purchaser has full power and authority to
execute, deliver, and/or consummate this Agreement. Except as otherwise disclosed in this Agreement, no notice pr approval by any other person, form or entity, including governmental authorities, is required of Purchaser to consummate the transaction contemplated by this Agreement.
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     (g)     No representation or covenant made to Seller in
this Agreement nor any document, certificate, exhibit, or other information given or delivered to Seller pursuant to this Agreement contains or will contain any untrue statement of a material fact necessary to make the statements contained in this Agreement or the matters disclosed in the related documents, certificates, information, or exhibits not misleading, except as otherwise stated herein.
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6)     Indemnification by Purchaser
       ----------------------------
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Purchaser agrees to indemnify and hold Seller harmless
against, and will reimburse Seller on demand for, any payment, loss, cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense claim therefore) made or incurred by or asserted against Seller in respect of any omission, misrepresentation or breach of warranty on the part of Purchaser contained in this Agreement.
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7)     Covenants
       ---------
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Seller covenants with Purchaser and Purchaser covenants with
Seller, that from and after the date of this Agreement,
Seller and Purchaser will:
     (a)     Assist and cooperate with Purchaser or Seller
in resisting any claim of any claim by any broker,
investment banker, or third party for any brokerage fee, finder's fee, or commission against Purchaser or Seller in connection with the transactions contemplated by this Agreement.
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     (b)     As soon as reasonably practical after the
execution of this Agreement, obtain and furnish the written consents of all entities necessary to approve this sale, if required, or deemed necessary by Purchaser or Seller.
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8)     Closing
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     The parties agree to use their best efforts to
consummate this transaction ("Closing"). The closing shall take place within the offices of the Seller and Purchaser and finalized with the exchange via fax of the duly signed Agreement, on or before July 18, 1999, or at such other time, date and place as mutually agreed upon by Seller and Purchaser ("Closing Date").
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9)     Parties' obligation at the Closing
       ----------------------------------
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     (a)     Seller's obligation at the Closing
At the Closing, Seller shall deliver to Purchaser 40,027,951 shares of the authorized and issued Common Stock of SVE.
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     (b)     Purchaser's obligation at the Closing
At the Closing, Purchaser shall issue against delivery of
the 40,027,951 shares, and the assets specified herein, deliver to Seller 1,080,000 restricted shares and 120,000 free trading shares as specified in paragraph 2 (a) and (b).
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10)     Effective date
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     This Agreement shall be become effective, upon
execution by authorized, witnessed, signatures of the Constituents. The exchange of physical shares involved in the herein detailed transaction shall be accomplished within 30 days.
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11)     Counterparts
        ------------
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     This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This document may be executed by the Constituents, utilizing Facsimile Transmission, to bind this Agreement, and it shall be as legally binding as executed in hard copy.
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12.     General provisions
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     (a)     Survival of Representations, Warranties, and
             Covenants
             --------------------------------------------
     The representations, covenants, and agreements of the parties contained in this Agreement or contained in any writing delivered pursuant to this Agreement shall survive the Closing date.
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     (b)     Notices
             -------
     All notices that are required or that may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by registered mail, return receipt requested, postage prepaid as follows:
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If to Seller:          Charles M. Childers
                       3241 South First Street
                       Abilene, Texas, 79605
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If to Purchaser:       Tom Simeo
                       1562 First Avenue, Suite 235
                       New York, New York 10028
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13)     Assignment
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     This Agreement shall be binding on and inure to the
benefit of the parties to this Agreement and their
respective successors and permitted assigns. This Agreement may no be assigned by any party without the written consent of all parties thereto and any attempt to make an assignment without consent is void.
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14)     Governing Law
        -------------
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This Agreement shall be construed and governed by the laws
of the State of Texas.  Venue shall be in Taylor County,
Texas.
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15)     Amendments; Waiver
        ------------------
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This Agreement may be amended only in writing by the mutual consent of all the parties, evidenced by all necessary and proper corporate authority. No waiver of any provision of this Agreement shall arise from any action or inaction of any party, except an instrument in writing expressly waiving the provision executed by the party entitled to the benefit of the provision.
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     (a)     Non Waiver
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     The failure of any constituent to this Agreement, to
insist in any one or more cases upon the performance by another Constituent, of any of the provisions, terms or conditions of this Agreement, or to fail to exercise any option herein contained, shall not be construed as a waiver or relinquishment of any other provision, terms or condition to this Agreement. No waiver by a Constituent, shall be construed as a waiver with respect to any other subsequent breach.
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     (b)     Captions and Headings
             ---------------------
     The Article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit, or add the meaning of any provision of this Agreement.
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     (c)     Mutual Consideration
             --------------------
     The Constituents hereto shall cooperate with each other to achieve the mutual desired purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to successfully accomplish the intention of the transaction described herein, for the best interest of each of the Constituent Companies.
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     (d)     Any exhibit referred to in this Agreement, but
not currently available, shall be provided at the earliest possible date. The representations by the Constituents hereto, of this Agreement, and in any Attachments and Addendums hereto, shall survive the Effective date hereof, and shall supersede any and all prior agreements and understandings if any, between the Constituent Companies, or by vote of shareholders carrying the right to vote a majority of the controlling shares of the parent
corporation.
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           [SIGNATORIES APPEAR ON THE NEXT PAGE]
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Signed on the dates below to be effective the     day of
    , 1999
                               Seller:
                               SOUTHWIN FINANCIAL, LTD.
Date:                          By:
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                               Purchaser:
                               Unico, Inc.
Date:                          By:
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                               X-Corp.
Date:                          By:
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                               Y-Corp.
Date:                          By:
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